UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

Yadkin Valley Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina	000-52099	20-4495993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina, 28621

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 526-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 23, 2011, of the 16,292,628 shares outstanding and entitled to vote at our 2011 annual meeting of shareholders, 9,506,469 were present in person or by proxy, and the following matters were voted upon and approved by our shareholders at the annual meeting:

1.	To elect the Board of Directors:

	For	Withheld	Broker Non-Vote
Nolan G. Brown	8,669,845	836,624
Harry M. Davis	8,521,515	984,954
Thomas J. Hall	8,713,469	793,000
James A. Harrell, Jr.	8,891,882	614,587
Larry S. Helms	8,663,162	843,307
Dan W. Hill, III	8,707,723	798,746
James L. Poindexter	8,842,703	663,766
Alison J. Smith	8,722,603	783,866
James N. Smoak	8,225,367	1,281,102
Harry C. Spell	8,584,626	921,843
Joseph H. Towell	8,829,804	676,665
C. Kenneth Wilcox	8,646,210	860,259

2.	To approve the Private Placement of common stock under NASDAQ Rule 5635(c) so that all investors are treated equally, which closed on April 29, 2011:

For	Against	Abstain	Broker Non-Vote
7,304,995	1,945,097	256,377

3.	To approve the non-binding vote of compensation of named executive officers:

For	Against	Abstain	Broker Non-Vote
7,904,503	1,289,117	312,849

4.	To approve the frequency of the non-binding vote of approval of compensation for named executive officers:

1 Year	2 Years	3 Years	Abstain
3,480,253	481,038	5,190,186	354,992

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

By:	/s/ Jan H. Hollar
Name:	Jan H. Hollar
Title:	Chief Financial Officer

Dated: June 27, 2011